                       SECURITIES AND EXCHANGE COMISSION
                             WASHINGTON, D.C. 20549

                           _________________________


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SCETION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                           _________________________



                         Date of Report:  July 12, 1996



                             NEW WORLD COFFEE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                             13-3690261
       (State or other      (Commission File Number)        (I.R.S. Employer
       jurisdiction of                                   Identification Number)
incorporation or organization)

                     379 West Broadway, New York, NY 10012
                    (Address of principal executive offices)



      Registrant's telephone number, including area code:  (212) 343-0552



                      Exhibit index is located on page 3.
                  Total number of pages in this report is 41.
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Item 5 Other Events
       ------------

     On June 28, 1996, the registrant completed a $3.75 million private placement equity financing. The placement consisted of 375 shares of Class A Preferred Stock which carries a dividend of 8% per annum payable at the time of conversion or redemption of the Preferred Stock. The Class A Preferred Stock is convertible into common stock at a rate not to exceed $3.975 per share. The Class A Preferred Stock shall automatically be converted into Common Stock of the Company at the end of three years from the time of the closing.


Item 7 Exhibits
       --------

       Exhibit 1 - Certificate of Designation of Preferred Stock
       Exhibit 2 - Registration Rights Agreement


                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NEW WORLD COFFEE, INC.
                                           (Registrant)


Dated:  July 12, 1996                 By:

                                           Jerold Novack
                                           Vice President Finance



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                                 EXHIBIT INDEX


                                                              Sequentially
Exhibit No                     Description                   Numbered Pages
- ------------  ---------------------------------------------  --------------

     1        Certificate of Designation of Preferred Stock               9

     2        Registration Rights Agreement                              10


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